UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 3, 2010

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	001-32373	27-0099920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The stockholders of Las Vegas Sands Corp. (the “Company”) voted on the three proposals listed below at the Company’s Annual Meeting of Stockholders held on June 3, 2010. The final voting results for each proposal are set forth below. The proposals are described in detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 23, 2010.

Proposal 1 — Election of Directors

The Company’s stockholders elected Sheldon G. Adelson and Irwin Chafetz to serve on the Board of Directors as Class III directors for three-year terms, which will expire at the Company’s 2013 Annual Meeting of Stockholders.

Nominees for Director	Votes For	Votes Withheld	Broker Non-Votes
Sheldon G. Adelson	436,308,386	59,962,879	96,828,555
Irwin Chafetz	435,175,597	61,095,668	96,828,555

Proposal 2 — Ratification of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
586,898,526	5,753,082	448,210	0

Proposal 3 — Stockholder Proposal

The Company’s stockholders did not approve the stockholder proposal regarding a sustainability report.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,384,858	421,541,926	25,344,481	96,828,555

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 9, 2010

LAS VEGAS SANDS CORP.

By:	/s/ Gayle M. Hyman
Name: Gayle M. Hyman
Title: Senior Vice President and General Counsel

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